EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman and CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Fourth Quarter and Twelve Months Ended December 31, 2024

BLACKSBURG, VA., January 23, 2025 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations for the year and quarter ended December 31, 2024. The Company reported net income of $7.62 million or $1.24 per basic and diluted common share for the twelve months ended December 31, 2024. For the three month period ended December 31, 2024, the Company reported net income of $3.08 million or $0.48 per basic and diluted common share. National Bankshares, Inc. ended December 31, 2024 with total assets of $1.81 billion.

CEO F. Brad Denardo commented, "National Bankshares is uniquely positioned to provide our customers, communities, and shareholders with exceptional service and value today and well into the future. Over the past year we have expanded our reach, acquiring and building branches in neighboring markets with good growth potential, while maintaining a strong community banking ethos. In 2024 we also embarked on an enterprise system upgrade that will deliver a powerful and improved customer experience while increasing back-end efficiency. We have recruited talented new bankers, who along with our cadre of experienced professionals, possess the tools and know-how to propel our brand into a promising future. National Bankshares is committed to banking that is both personal and profitable, and we look forward to making good on that promise in 2025 and beyond."

Highlights

Merger:

The Company successfully completed the acquisition of Frontier Community Bank ("FCB") on June 1, 2024. The transaction was accounted for under the acquisition method of accounting, with acquired assets and liabilities recorded at fair value. Upon acquisition, the Company recorded assets, including goodwill, of $153.39 million, deposits of $129.72 million, equity of $16.35 million, and a provision for credit loss of $1.29 million. Merger-related expense of $2.92 million was recorded for the year ended December 31, 2024.

Net Interest Income

The net interest margin for the year ended December 31, 2024 was lower than for the year ended December 31, 2023, due to higher deposit costs that outpaced improvements in asset yields. However, the net interest margin improved when the fourth quarter of 2024 is compared with the third quarter of 2024, due to the Federal Reserve's 100 basis point decrease during the last four months of 2024 that immediately reduced the cost of the Company's adjustable-rate deposits and allowed lower repricing on maturing time deposits. The Company continuously monitors its deposit base and funding costs.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Noninterest Income

When the year ended December 31, 2024 is compared with the year ended December 31, 2023, service charges on deposits increased due to an updated fee schedule and the FCB acquisition, trust income increased due to expansion in assets under management and credit and debit card fees, net, decreased due to higher processing costs. Noninterest income for 2023 reflects nonrecurring items including settlement of a BOLI policy, gain on the sale of an investment in VISA Class B shares, a gain on contract contingency, and loss on the sale of securities.

Noninterest income for the fourth quarter of 2024 decreased slightly when compared with the third quarter of 2024, due to a nonrecurring fee recorded during the third quarter.

Noninterest Expense

Noninterest expense increased when the year ended December 31, 2024 is compared with the year ended December 31, 2023, due to the FCB acquisition and a contract termination expense. During 2023 the Company reported expenses associated with a proxy contest, included in professional services.

When the fourth quarter of 2024 is compared with the third quarter of 2024, noninterest expense increased slightly, primarily due to normal fluctuation in salaries and employee benefits and data processing and ATM expense.

Securities

During 2024, the Company reduced its securities holdings by investing proceeds from matured securities in interest-bearing deposits. FCB's securities were sold upon acquisition. Fluctuation in the the value of the Company's securities portfolio are primarily due to market interest rate expectations. The Company’s Asset Liability Management Committee closely monitors interest rate risk on all of the Company’s financial assets and liabilities. As of December 31, 2024, the Company has the ability to hold securities until maturity. Analysis as of December 31, 2024 did not indicate credit risk concerns with any of the Company’s securities.

Deposits
The Company’s depositors within its market areas are diverse and include individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for approximately 23.6% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 22.4% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve that provide substantial borrowing capacity. During 2023, the Company accessed short-term borrowings with the FHLB and Federal Reserve to reinforce liquidity. The advances were fully repaid due to the success of the Company’s deposit strategy. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and success of deposit marketing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans and Credit Quality

Loans as of December 31, 2024 decreased when compared with the level at September 30, 2024, driven by payoffs of real estate construction loans. The Company is positioned to continue to make every loan that meets its underwriting standards. Loan metrics continue to reflect low credit risk, with low charge-off and past due levels.

Stockholders’ Equity

Stockholders’ equity as of December 31, 2024 increased when compared with December 31, 2023 primarily due to the acquisition of FCB. During 2024, the Company paid regular dividends of $1.51 per common share and did not repurchase stock. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 27 full-service offices, primarily in southwest and central Virginia, and two loan production offices in Roanoke and Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the businesses of the Company and Frontier Community Bank (“FCB”) may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities or cost savings from the merger with FCB may not be fully realized or may take longer to realize than expected; deposit attrition, operating costs, customer losses and business disruption prior to and following the merger with FCB, including adverse effects on relationships with employees and customers, may be greater than expected; the regulatory and shareholder approvals required for the merger with FCB may not be obtained; the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	December 31, 2024	September 30, 2024	December 31, 2023
Assets
Cash and due from banks	$13,564	$15,990	$12,967
Interest-bearing deposits	94,254	33,707	73,636
Federal funds sold	299	73	-
Securities available for sale, at fair value	601,898	622,271	618,601
Restricted stock, at cost	1,848	1,849	1,264
Mortgage loans held for sale	619	457	406
Loans:
Real estate construction loans	50,798	71,920	55,379
Consumer real estate loans	307,855	306,012	241,564
Commercial real estate loans	478,078	473,018	419,130
Commercial non real estate loans	51,844	52,699	41,555
Public sector and IDA loans	57,171	58,109	60,551
Consumer non real estate loans	42,867	40,483	38,996
Total loans	988,613	1,002,241	857,175
Less: unearned income and deferred fees and costs	(663)	(582)	(529)
Loans, net of unearned income and deferred fees and costs	987,950	1,001,659	856,646
Less: allowance for credit losses	(10,262)	(10,328)	(9,094)
Loans, net	977,688	991,331	847,552
Premises and equipment, net	16,878	16,165	11,109
Accrued interest receivable	6,469	6,648	6,313
Goodwill	10,718	10,718	5,848
Core deposit intangible, net	1,863	1,963	-
Bank-owned life insurance	47,369	47,071	43,583
Other assets	38,169	36,790	34,091
Total assets	$1,811,636	$1,785,033	$1,655,370

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$290,088	$296,469	$281,215
Interest-bearing demand deposits	864,753	819,947	821,661
Savings deposits	177,297	176,460	177,856
Time deposits	312,614	310,077	223,240
Total deposits	1,644,752	1,602,953	1,503,972
Accrued interest payable	1,462	2,074	1,416
Other liabilities	9,013	12,224	9,460
Total liabilities	1,655,227	1,617,251	1,514,848
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	$-	$-	$-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,363,371 (including 4,961 unvested) shares at December 31, 2024, 6,360,973 (including 4,379 unvested) shares at September 30, 2024, and 5,893,782 (including 4,095 unvested) shares at December 31, 2023	21,831	21,796	7,404
Retained earnings	196,343	198,225	197,984
Accumulated other comprehensive loss, net	(61,765)	(52,239)	(64,866)
Total stockholders' equity	156,409	167,782	140,522
Total liabilities and stockholders' equity	$1,811,636	$1,785,033	$1,655,370

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
(in thousands, except share and per share data)	December 31, 2024	September 30, 2024	December 31, 2023
Interest Income
Interest and fees on loans	$13,142	$13,164	$10,131
Interest on federal funds sold	3	12	–
Interest on interest-bearing deposits	758	954	775
Interest on securities – taxable	4,079	4,203	4,268
Interest on securities – nontaxable	335	333	339
Total interest income	18,317	18,666	15,513
Interest Expense
Interest on time deposits	3,390	3,509	2,124
Interest on other deposits	4,923	5,709	4,909
Total interest expense	8,313	9,218	7,033
Net interest income	10,004	9,448	8,480
Recovery of credit losses	(60)	(5)	(893)
Net interest income after recovery of credit losses	10,064	9,453	9,373

Noninterest Income
Service charges on deposit accounts	748	753	647
Other service charges and fees	53	82	44
Credit and debit card fees, net	307	344	402
Trust income	581	580	470
BOLI income	298	295	255
Gain on sale of mortgage loans	36	50	14
Other income	220	168	422
Total noninterest income	2,243	2,272	2,254

Noninterest Expense
Salaries and employee benefits	5,108	4,953	3,957
Occupancy, furniture and fixtures	598	641	505
Data processing and ATM	1,116	1,054	819
FDIC assessment	222	211	188
Intangible asset amortization	100	102	–
Net costs of other real estate owned	–	–	2
Franchise taxes	373	373	350
Professional services	285	254	184
Merger-related expenses	25	150	–
Other operating expenses	793	761	558
Total noninterest expense	8,620	8,499	6,563
Income before income tax expense	3,687	3,226	5,064
Income tax expense	608	550	879
Net Income	$3,079	$2,676	$4,185
Basic net income per common share	$0.48	$0.42	$0.71
Fully diluted net income per common share	$0.48	$0.42	$0.71
Weighted average number of common shares outstanding, basic	6,356,949	6,356,594	5,889,687
Weighted average number of common shares outstanding, fully diluted	6,359,506	6,358,352	5,890,471
Dividends declared per common share	$0.78	$—	$0.78
Book value per common share	$24.58	$26.38	$23.86

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Year Ended December 31,
(in thousands, except share and per share data)	2024	2023
Interest Income
Interest and fees on loans	$47,884	$38,924
Interest on federal funds sold	26	–
Interest on interest-bearing deposits	4,070	1,982
Interest on securities – taxable	16,797	16,536
Interest on securities – nontaxable	1,345	1,391
Total interest income	70,122	58,833
Interest Expense
Interest on time deposits	12,381	4,989
Interest on other deposits	21,342	16,261
Interest on borrowings	2	300
Total interest expense	33,725	21,550
Net interest income	36,397	37,283
Provision for (recovery of) credit losses	1,227	(1,261)
Net interest income after provision for (recovery of) credit losses	35,170	38,544

Noninterest Income
Service charges on deposit accounts	2,898	2,518
Other service charges and fees	229	297
Credit and debit card fees, net	1,448	1,678
Trust income	2,177	1,901
BOLI income	1,120	2,026
Gain on sale of investment	–	2,971
Gain on sale of mortgage loans	168	107
Other income	920	1,193
Realized securities loss, net	–	(3,332)
Total noninterest income	8,960	9,359

Noninterest Expense
Salaries and employee benefits	19,214	17,318
Occupancy, furniture and fixtures	2,339	2,005
Data processing and ATM	3,923	3,549
FDIC assessment	812	749
Intangible asset amortization	237	–
Net costs of other real estate owned	–	31
Franchise taxes	1,454	1,422
Professional services	1,051	1,739
Merger-related expenses	2,916	–
Contract termination	173	–
Other operating expenses	2,889	2,415
Total noninterest expense	35,008	29,228
Income before income tax expense	9,122	18,675
Income tax expense	1,499	2,984
Net Income	$7,623	$15,691
Basic net income per common share	$1.24	$2.66
Fully diluted net income per common share	$1.24	$2.66
Weighted average number of common shares outstanding, basic	6,161,428	5,889,687
Weighted average number of common shares outstanding, fully diluted	6,163,610	5,889,953
Dividends declared per common share	$1.51	$2.51

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended December 31, 2024			Three Months Ended September 30, 2024
(in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$995,259	$13,261	5.30%	$994,744	$13,285	5.31%
Taxable securities (4)(5)	621,424	4,079	2.61%	625,908	4,203	2.67%
Nontaxable securities (1)(4)	63,079	455	2.87%	63,197	453	2.85%
Federal funds sold	294	3	4.06%	918	12	5.20%
Interest-bearing deposits	63,028	758	4.78%	69,264	954	5.48%
Total interest-earning assets	$1,743,084	$18,556	4.24%	$1,754,031	$18,907	4.29%
Interest-bearing liabilities:
Interest-bearing demand deposits	$836,486	$4,698	2.23%	$852,126	$5,488	2.56%
Savings deposits	177,040	225	0.51%	176,354	221	0.50%
Time deposits	308,979	3,390	4.36%	308,247	3,509	4.53%
Total interest-bearing liabilities	$1,322,505	$8,313	2.50%	$1,336,727	$9,218	2.74%
Net interest income and interest rate spread		$10,243	1.74%		$9,689	1.55%
Net interest margin			2.34%			2.20%

	Three Months Ended December 31, 2023
(in thousands)	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$853,233	$10,252	4.77%
Taxable securities (4)(5)	637,349	4,268	2.66%
Nontaxable securities (1)(4)	64,297	461	2.84%
Interest-bearing deposits	56,132	775	5.48%
Total interest-earning assets	$1,611,011	$15,756	3.88%
Interest-bearing liabilities:
Interest-bearing demand deposits	$801,000	$4,669	2.31%
Savings deposits	182,006	240	0.52%
Time deposits	206,770	2,124	4.08%
Total interest-bearing liabilities	$1,189,776	$7,033	2.35%
Net interest income and interest rate spread		$8,723	1.53%
Net interest margin			2.15%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Interest income includes loan fees of $53, $44 and $52 for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Includes restricted stock.

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Year Ended December 31,
	2024			2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)	$938,446	$48,369	5.15%	$851,221	$39,320	4.62%
Taxable securities (4)(5)	627,656	16,797	2.68%	652,477	16,536	2.53%
Nontaxable securities (1)(4)	63,566	1,828	2.88%	65,309	1,885	2.89%
Federal funds sold	600	26	4.33%	-	-	-
Interest-bearing deposits	76,211	4,070	5.34%	37,660	1,982	5.26%
Total interest-earning assets	$1,706,479	$71,090	4.17%	$1,606,667	$59,723	3.72%
Interest-bearing liabilities:
Interest-bearing demand deposits	$838,526	$20,445	2.44%	$826,112	$15,515	1.88%
Savings deposits	176,014	897	0.51%	195,592	746	0.38%
Time deposits	278,535	12,381	4.45%	150,395	4,989	3.32%
Borrowings	57	2	3.51%	6,198	300	4.84%
Total interest-bearing liabilities	$1,293,132	$33,725	2.61%	$1,178,297	$21,550	1.83%
Net interest income and interest rate spread		$37,365	1.56%		$38,173	1.89%
Net interest margin			2.19%			2.38%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Interest income includes loan fees of $200 and $214 for the twelve months ended December 31, 2024 and December 31, 2023, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Includes restricted stock.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Three Months Ended
(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023
Average Balances
Cash and due from banks	$13,937	$13,443	$12,718
Interest-bearing deposits	63,028	69,264	56,132
Securities available for sale, at fair value	612,680	611,615	593,500
Mortgage loans held for sale	197	419	57
Loans, gross	995,669	994,876	853,683
Loans, net of unearned income and deferred fees and costs	995,062	994,325	853,176
Loans, net of allowance for credit losses	984,725	983,862	843,040
Intangible assets	12,643	12,755	5,848
Total assets	$1,796,684	$1,804,348	$1,611,174

Noninterest-bearing demand deposits	$300,148	$296,549	$291,378
Interest-bearing and savings deposits	1,013,526	1,028,480	983,006
Time deposits	308,979	308,247	206,770
Total deposits	1,622,653	1,633,276	1,481,154
Total shareholders' equity	$159,476	$156,111	$118,257

Financial Ratios
Return on average assets(1)	0.68%	0.61%	0.87%
Return on average equity(1)	7.63%	7.09%	11.81%
Efficiency ratio(2)	68.84%	69.80%	61.08%
Average equity to average assets	8.88%	8.65%	7.34%
Tangible common equity to tangible assets(3)	7.99%	8.75%	8.16%

Allowance for Loan Credit Losses
Beginning balance	$10,328	$10,502	$10,181
Provision for (recovery of) credit losses	(70)	5	(889)
Charge-offs	(108)	(234)	(246)
Recoveries	112	55	48
Ending Balance	$10,262	$10,328	$9,094

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any non-recurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,581 as of December 31, 2024 and $12,681 as of September 30, 2024 and $5,848 as of December 31, 2023. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Twelve Months Ended
(in thousands)	December 31, 2024	December 31, 2023
Average Balances
Cash and due from banks	$12,971	$12,053
Interest-bearing deposits	76,211	37,660
Securities available for sale, at fair value	610,298	619,236
Mortgage loans held for sale	306	135
Loans, gross	938,694	851,537
Loans, net of unearned income and deferred fees and costs	938,140	851,086
Loans, net of allowance for credit losses	928,293	840,590
Intangible assets	9,864	5,848
Total assets	$1,744,440	$1,613,854

Noninterest-bearing demand deposits	$290,038	$299,748
Interest-bearing and savings deposits	1,014,540	1,021,704
Time deposits	278,535	150,395
Total deposits	1,583,113	1,471,847
Total shareholders' equity	147,474	124,641

Financial Ratios
Return on average assets	0.44%	0.97%
Return on average equity	5.17%	12.59%
Efficiency ratio(1)	68.90%	61.01%
Average equity to average assets	8.45%	7.72%
Tangible common equity to tangible assets(2)	7.99%	8.16%

Allowance for Loan Credit Losses
Beginning balance	$9,094	$8,225
Recovery of credit losses	(48)	(1,278)
Acquisition-related provision	1,290	–
Acquisition-related increase for purchased credit deteriorated loans	175	–
Charge-offs	(519)	(478)
Recoveries	270	283
Adoption of ASU 2016-13	–	2,342
Ending Balance	$10,262	$9,094

(1)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any non-recurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,581 as of December 31, 2024 and $5,848 as of December 31, 2023. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023
Nonperforming Assets
Nonaccrual loans	$2,222	$2,283	$2,629
Total nonperforming assets	$2,222	$2,283	$2,629
Loans past due 90 days or more, and still accruing	$548	$71	$188

Asset Quality Ratios
Ratio of nonperforming assets to loans(1) plus other real estate owned	0.22%	0.23%	0.31%
Allowance for credit losses on loans to total loans(1)	1.04%	1.03%	1.06%
Ratio of ACLL to nonperforming loans	461.84%	452.39%	345.91%
Loans past due 90 days or more to loans (1)	0.06%	0.01%	0.02%

(1)
Loans are net of unearned income and deferred fees and costs

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include fully taxable equivalent (“FTE”) interest income used in the net interest margin, the efficiency ratio, and the ratio of tangible common equity to tangible assets. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize significant non-recurring income and expense items.

The following tables present calculations underlying non-GAAP financial measures. All dollars are in thousands.

(in thousands)	Three Months Ended
Net Interest Margin, FTE	December 31, 2024	September 30, 2024	December 31, 2023
Interest income (GAAP)	$18,317	$18,666	$15,513
Add: FTE adjustment	239	241	243
Interest income, FTE (non-GAAP)	18,556	18,907	15,756
Interest expense (GAAP)	8,313	9,218	7,033
Net interest income, FTE (non-GAAP)	$10,243	$9,689	$8,723
Average balance of interest-earning assets	$1,743,084	$1,754,031	$1,611,011
Net interest margin	2.34%	2.20%	2.15%

(in thousands)	Three Months Ended
Efficiency Ratio	December 31, 2024	September 30, 2024	December 31, 2023
Noninterest expense (GAAP)	$8,620	$8,499	$6,563
Less: merger-related expense	(25)	(150)	–
Adjusted noninterest expense (non-GAAP)	$8,595	$8,349	$6,563

Noninterest income (GAAP)	$2,243	$2,272	$2,254
Less: gain on sale of investment (1)	–	–	(232)
Adjusted noninterest income (non-GAAP)	$2,243	$2,272	$2,022
Net interest income, FTE (non-GAAP)	10,243	9,689	8,723
Total income for efficiency ratio (non-GAAP)	$12,486	$11,961	$10,745
Efficiency ratio	68.84%	69.80%	61.08%

(1)
Contract contingency payment associated with the 2022 sale of a private equity investment.

(in thousands)	Three Months Ended
Annualized Net Income for Ratio Calculation	December 31, 2024	September 30, 2024	December 31, 2023
Net income per GAAP	$3,079	$2,676	$4,185
Less: items not annualized:
Gain on sale of investment(1), net of tax of ($49) for the period ended December 31, 2023	–	–	(183)
ACL recovery(2), net of tax of ($13) and ($188) for the periods ended December 31, 2024 and December 31, 2023, respectively	(47)	–	(705)
Merger-related expense, net of tax of $5 and $6 for the periods ended December 31, 2024 and September 30, 2024, respectively	20	144	–
Total non-annualized items	(27)	144	(888)
Adjusted net income	3,052	2,820	3,297
Adjusted net income, annualized	$12,142	$11,219	$13,080
Add: total non-annualized items	27	(144)	888
Annualized net income for ratio calculation (non-GAAP)	$12,169	$11,075	$13,968
Return on average assets (GAAP)	0.68%	0.59%	1.03%
Adjusted return on average assets (non-GAAP)	0.68%	0.61%	0.87%
Return on average equity (GAAP)	7.68%	6.82%	14.04%
Adjusted return on average equity (non-GAAP)	7.63%	7.09%	11.81%

(1)
Contract contingency payment associated with the 2022 sale of a private equity investment.
(2)
The Company avoids annualizing significant recoveries unless information as of the reporting date provides a strong likelihood of additional significant recovery during the remainder of the year.

	Year Ended December 31,
Net Interest Margin, FTE	2024	2023
Interest income (GAAP)	$70,122	$58,833
Add: FTE adjustment	968	890
Interest income, FTE (non-GAAP)	71,090	59,723
Interest expense (GAAP)	33,725	21,550
Net interest income, FTE (non-GAAP)	$37,365	$38,173
Average balance of interest-earning assets	$1,706,479	$1,606,667
Net interest margin	2.19%	2.38%

	Year Ended December 31,
Efficiency Ratio	2024	2023
Noninterest expense (GAAP)	$35,008	$29,228
Less: merger-related expense	(2,916)	-
Less: contract termination expense (1)	(173)	-
Less: proxy-related expense (2)	-	(786)
Adjusted noninterest expense (non-GAAP)	$31,919	$28,442
Noninterest income (GAAP)	$8,960	$9,359
Less: realized securities loss, net	-	3,332
Less: gain on sale of investment (3)	-	(232)
Less: gain on sale of investment (4)	-	(2,971)
Less: gain on BOLI settlement	-	(1,044)
Adjusted noninterest income (non-GAAP)	8,960	8,444
Net interest income, FTE (non-GAAP)	37,365	38,173
Total income for efficiency ratio (non-GAAP)	$46,325	$46,617
Efficiency ratio	68.90%	61.01%

(1)
Recorded to reflect the Company’s notification to a vendor that it intends to end its relationship in 2025.
(2)
Included in professional services in the Consolidated Statements of Income.
(3)
Contract contingency payment associated with the 2022 sale of a private equity investment.
(4)
Sale of VISA Class B shares.

	As of
(in thousands)	December 31, 2024	September 30, 2024	December 31, 2023
Tangible Assets
Total assets (GAAP)	$1,811,636	$1,785,033	$1,655,370
Less: goodwill and intangible asses	(12,581)	(12,681)	(5,848)
Tangible assets (non-GAAP)	$1,799,055	$1,772,352	$1,649,522

Tangible Common Equity
Total stockholders' equity (GAAP)	$156,409	$167,782	$140,522
Less: goodwill and intangible assets	(12,581)	(12,681)	(5,848)
Tangible common equity (non-GAAP)	$143,828	$155,101	$134,674